                                                                   Exhibit 25.1

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 --------------
                                    FORM T-1

      STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                 ==============

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(b)(2)________

                                 ==============

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)


          NEW YORK                                      13-3818954
(Jurisdiction of incorporation                       (I.R.S. Employer
 if not a U.S. national bank)                       Identification No.)

     114 WEST 47TH STREET
     NEW YORK, NEW YORK                                  10036-1532
    (Address of principal                                (Zip Code)
     executive offices)

                                      NONE
           (Name, address and telephone number of agent for service)

                                 ==============


                             VERSATEL TELECOM B.V.
              (Exact name of obligor as specified in its charter)


            NETHERLANDS                               00-0000000
(State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                  Identification No.)

          PAASHEUVELWEG 39
       1105 BV AMSTERDAM-Z.O.
(Address of principal executive offices)               (Zip Code)


                   $225,000,000 13 1/4% SENIOR NOTES DUE 2008
                      (Title of the indenture securities)

                                    GENERAL


1.   General Information

     FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

     (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

               FEDERAL RESERVE BANK OF NEW YORK (2ND DISTRICT),
               NEW YORK, NEW YORK
               (BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM)
               FEDERAL DEPOSIT INSURANCE CORPORATION, WASHINGTON, D.C. NEW YORK STATE BANKING DEPARTMENT, ALBANY, NEW YORK

     (b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

          THE TRUSTEE IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

2.   Affiliations with the Obligor

     IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

               NONE.

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 AND 15:

     THE OBLIGOR IS CURRENTLY NOT IN DEFAULT UNDER ANY OF ITS OUTSTANDING SECURITIES FOR WHICH UNITED STATES TRUST COMPANY OF NEW YORK IS TRUSTEE. ACCORDINGLY, RESPONSES TO ITEMS 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14
     AND 15 OF FORM T-1 ARE NOT REQUIRED UNDER GENERAL INSTRUCTION B.

16.  List of Exhibits

     T-1.1     -    ORGANIZATION CERTIFICATE, AS AMENDED, ISSUED BY THE STATE
                    OF NEW YORK BANKING DEPARTMENT TO TRANSACT BUSINESS AS A
                    TRUST COMPANY, IS INCORPORATED BY REFERENCE TO EXHIBIT
                    T-1.1 TO FORM T-1 FILED ON SEPTEMBER 15, 1995 WITH THE
                    COMMISSION PURSUANT TO THE TRUST INDENTURE ACT OF 1939,
                    AS AMENDED BY THE TRUST INDENTURE REFORM ACT OF 1990
                    (REGISTRATION NO. 33-97056)

     T-1.2     -    INCLUDED IN EXHIBIT T-1.1.

     T-1.3     -    INCLUDED IN EXHIBIT T-1.1.

16.  List of Exhibits
     (cont'd)

     T-1.4     -    The By-Laws of United States Trust Company of New York, as
                    amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                    33-97056).

     T-1.6     -    The consent of the trustee required by Section 321(b) of the
                    Trust Indenture Act of 1939, as amended by the Trust
                    Indenture Reform Act of 1990.

     T-1.7     -    A copy of the latest report of condition of the trustee
                    pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of June 8, 1998, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                                  ------------

Pursuant to the requirement of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 8th of June 1998.

UNITED STATES TRUST COMPANY
    OF NEW YORK, Trustee



By:   /s/ Gerard F. Ganey
      ------------------------------------------
      Gerard F. Ganey
      Senior Vice President

                                                                   Exhibit T-1.6

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036


June 8, 1998


Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549


Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


Very truly yours,


UNITED STATES TRUST COMPANY
      OF NEW YORK



    ------------------------------
By: /s/ Gerard F. Ganey
    Senior Vice President

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                                 MARCH 31, 1998
                                ($ IN THOUSANDS)


ASSETS
Cash and Due from Banks                                          $  303,692

Short-Term Investments                                              325,044

Securities, Available for Sale                                      640,954

Loans                                                             1,717,101
Less: Allowance for Credit Losses                                    16,546
                                                                 ----------
     Net Loans                                                    1,700,555
Premises and Equipment                                               58,868
Other Assets                                                        120,865
                                                                 ----------
     Total Assets                                                $3,159,978
                                                                 ==========

LIABILITIES
Deposits:
     Non-Interest Bearing                                        $  602,769
     Interest Bearing                                             1,955,571
                                                                 ----------
       Total Deposits                                             2,558,340

Short-Term Credit Facilities                                        293,185
Accounts Payable and Accrued Liabilities                            136,396
                                                                 ----------
     Total Liabilities                                           $2,987,921
                                                                 ==========

STOCKHOLDER'S EQUITY
Common Stock                                                         14,995
Capital Surplus                                                      49,541
Retained Earnings                                                   105,214
Unrealized Gains on Securities
  Available for Sale (Net of Taxes)                                   2,307
                                                                 ----------

Total Stockholder's Equity                                          172,057
                                                                 ----------
  Total Liabilities and Stockholder's Equity                     $3,159,978
                                                                 ==========


I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

May 6, 1998